Exhibit 99.1

    FIRST BUSEY CORPORATION EARNINGS RELEASE FOR QUARTER ENDING JUNE 30, 2006

     URBANA, Ill., July 18 /PRNewswire-FirstCall/ --

                              FINANCIAL HIGHLIGHTS

     Net income increased $759,000 or 12.1% to $7,035,000 for the quarter ending June 30, 2006, as compared to $6,276,000 for the comparable period in 2005. For the quarter ending June 30, 2006, earnings per share on a fully- diluted basis were $0.33, an increase of $0.02 or 6.5% from $0.31 for the comparable period in 2005. On a year-to-date basis, net income increased $1,090,000 or 8.5% to $13,902,000 as compared to $12,812,000 for the comparable period in 2005. For the six-month period ending June 30, 2006, earnings per share on a fully-diluted basis were $0.65, an increase of $0.03 or 4.8% from $0.62 for the comparable period in 2005.

     Net interest income increased $2,102,000 or 12.3% to $19,251,000 in the second quarter of 2006 compared to $17,149,000 in the comparable quarter in 2005. Interest income increased $8,206,000 during the second quarter of 2006 compared to the same period in 2005 due primarily to loan growth combined with higher yields on investment securities and outstanding loans. Interest expense increased $6,104,000 during the second quarter of 2006 compared to the same period in 2005. The increase in interest expense reflects the combination of growth in deposits and long-term debt and a market driven increase in deposit and borrowing rates. The increase in long-term debt is primarily associated with the July 2005, acquisition of Tarpon Coast National Bank.

     Provision for loan losses was $300,000 during the second quarter of 2006 compared to $1,425,000 in the comparable period of 2005. As a percentage of total outstanding loans, the allowance for loan losses was 1.27% as of June 30, 2006 and 1.34% as of June 30, 2005.

     Non-interest income increased $940,000 or 15.8% to $6,904,000 during the second quarter of 2006. Growth in non-interest income is due primarily to growth in customer service fees, trust fees, and net security gains.

     Non-interest expense increased $2,635,000 or 21.7% to $14,787,000 during the quarter ended June 30, 2006, due primarily to increased operating costs and amortization expense associated with growth in the Florida market.

     First Busey Statutory Trust IV issued $30,000,000 trust preferred securities on June 15, 2006, for the primary purpose of redeeming outstanding trust preferred securities under First Busey Capital Trust I in the amount of $25,000,000. The annual interest rate under the new securities is fixed for five years at 6.94% versus 9.00% on the redeemed securities. The offering and associated lower interest rate provides an additional $5,000,000 in liquidity with an approximate annual after-tax interest expense reduction of $90,500.

                                FINANCIAL SUMMARY

                                           Three Months Ended              Six Months Ended
                                                June 30,                       June 30,
                                      ----------------------------    ----------------------------
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
                                                 (in thousands, except per share data)
Earnings & Per Share Data
Net income                            $      7,035    $      6,276    $     13,902    $     12,812
Basic earnings per share                      0.33            0.31            0.65            0.63
Fully diluted earnings per share              0.33            0.31            0.65            0.62
Dividends per share                           0.16            0.14            0.32            0.28
Average Balances
Assets                                $  2,297,781    $  2,014,470    $  2,276,421    $  2,000,229
Investment securities                      324,806         310,795         328,351         319,349
Loans                                    1,791,837       1,553,819       1,770,244       1,522,930
Earning assets                           2,122,695       1,880,471       2,104,425       1,865,819
Deposits                                 1,820,999       1,603,725       1,807,986       1,590,417
Stockholders' equity                       171,943         140,684         171,088         139,587
Performance Ratios
Return on average assets                      1.23%           1.25%           1.23%           1.29%
Return on average equity                     16.41%          17.89%          16.39%          18.51%
Net interest margin                           3.74%           3.74%           3.72%           3.69%
Efficiency ratio                             55.90%          51.45%          55.58%          50.87%
Loan Performance
Net credit losses                     $        402    $         87    $        498    $        213
Accruing loans 90+ days past due             1,347           1,270           1,347           1,270
Non-accrual loans                            4,656           1,880           4,656           1,880
Foreclosed assets                              561           3,811             561           3,811

                             BUSE Stock Performance

     First Busey Corporation began trading on the Nasdaq Stock Market on October 1, 1998. Below is information for BUSE representing the annualized total return as compared to other indices for the 5 year period ending June 30, 2006.

As of June 30, 2006:
Closing Price                         $      20.47
Price/earnings ratio                        14.83x
Price/book ratio                               252%
52-week price range                   $      18.03 - $   21.25
Book value per share                  $       8.11
YTD dividend per share                $       0.32

     Annualized total return for the 5 year period ending June 30, 2006:

BUSE                                         13.66%
S&P 500 Index                                 2.49%
NASDAQ Composite                              0.86%

                   CONSOLIDATED BALANCE SHEETS (unaudited)

                                                          June 30,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
                                                 (in thousands, except per
                                                        share data)
Assets
Cash and due from banks                         $     61,099    $     55,611
Federal funds sold                                         -           1,600
Investment securities                                319,984         305,991

Loans                                              1,839,443       1,575,742
  Less allowance for loan losses                     (23,392)        (21,119)
Net loans                                       $  1,816,051    $  1,554,623

Premises and equipment, net                           40,799          27,635
Goodwill and other intangibles                        58,804          35,247
Other assets                                          45,638          47,155
Total assets                                    $  2,342,375    $  2,027,862

Liabilities & Stockholders' Equity
Non-interest bearing deposits                   $    251,544    $    205,212
Interest-bearing deposits                          1,610,657       1,427,502
Total deposits                                  $  1,862,201    $  1,632,714

Federal funds purchased & securities
 sold under agreements to repurchase                  68,497          37,532
Short-term borrowings                                      -           1,000
Long-term debt                                       168,863         151,801
Junior subordinated debt owed to
 unconsolidated trusts                                55,000          50,000
Other liabilities                                     13,907          10,941
Total liabilities                               $  2,168,468    $  1,883,988

Common stock                                    $         22    $         21
Common stock to be issued                                292               -
Surplus                                               45,103          28,147
Retained earnings                                    136,820         121,453
Other comprehensive income                             5,459           7,744
Treasury stock                                       (11,729)        (11,026)
Unearned ESOP shares                                  (2,058)         (2,456)
Deferred compensation for stock grants                    (2)             (9)
Total stockholders' equity                      $    173,907    $    143,874
Total liabilities & stockholders' equity        $  2,342,375    $  2,027,862

Per Share Data
Book value per share                            $       8.11    $       6.99
Tangible book value per share                   $       5.37    $       5.28
Ending number of shares outstanding               21,444,766      20,592,251

                  CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                           Three Months Ended              Six Months Ended
                                                June 30,                       June 30,
                                      ----------------------------    ----------------------------
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
                                               (in thousands, except per share data)
Interest and fees on
 loans                                $     32,465    $     24,921    $     62,447    $     47,783
Interest on investment securities            3,157           2,501           6,282           5,042
Other interest income                           69              63             122             223
Total interest income                 $     35,691    $     27,485    $     68,851    $     53,048

Interest on deposits                  $     12,713    $      7,671    $     24,044    $     14,446
Interest on short-term borrowings              817             352           1,305             581
Interest on long-term debt                   1,864           1,511           3,714           3,052
Junior subordinated debt
 owed to unconsolidated
 trusts                                      1,046             802           2,039           1,559
Total interest expense                $     16,440    $     10,336    $     31,102    $     19,638

Net interest income                   $     19,251    $     17,149    $     37,749    $     33,410
Provision for loans
 losses                                        300           1,425             700           2,115
Net interest income
 after provision                      $     18,951    $     15,724    $     37,049    $     31,295

Trust fees                            $      1,642    $      1,471    $      3,158    $      2,911
Commissions and brokers'
 fees                                          710             525           1,379           1,051
Fees for customer
 services                                    2,802           2,519           5,338           4,852
Gain on sale of loans                          538             589           1,072           1,012
Net security gains                             862             250           1,086             412
Other                                          350             610           1,044           1,281
Total non-interest
 income                               $      6,904    $      5,964    $     13,077    $     11,519

Salaries and wages                    $      6,772    $      5,438    $     13,269    $     10,635
Employee benefits                            1,445           1,175           2,948           2,379
Net occupancy expense                        1,257           1,121           2,504           2,068
Furniture and equipment
 expense                                       948             743           1,748           1,426
Data processing expense                        490             578             894           1,067
Amortization expense                           352             195             704             390
Other operating expenses                     3,523           2,902           6,863           5,436
Total non-interest
 expense                              $     14,787    $     12,152    $     28,930    $     23,401

Income before income
 taxes                                $     11,068    $      9,536    $     21,196    $     19,413
Income taxes                                 4,033           3,260           7,294           6,601
Net Income                            $      7,035    $      6,276    $     13,902    $     12,812

Per Share Data
Basic earnings per share              $       0.33    $       0.31    $       0.65    $       0.63
Fully-diluted earnings per share      $       0.33    $       0.31    $       0.65    $       0.62
Diluted average shares
 outstanding                            21,433,249      20,514,271      21,446,704      20,549,358

                                CORPORATE PROFILE

     First Busey Corporation (Nasdaq: BUSE) is a financial holding company headquartered in Urbana, Illinois. First Busey Corporation has two wholly- owned banking subsidiaries with locations in three states. Busey Bank is headquartered in Urbana, Illinois and has twenty-two banking centers serving Champaign, McLean, Ford, Peoria, and Tazewell Counties in Illinois. Busey Bank also has a banking center in Indianapolis, Indiana, and a loan production office in Ft. Myers, Florida. On June 30, 2006, Busey Bank had total assets of $1.9 billion. On July 29, 2005, First Busey Corporation acquired Tarpon Coast Bancorp, Inc. and its primary subsidiary, Tarpon Coast National Bank, Port Charlotte, Florida. Busey Bank Florida and Tarpon Coast National Bank merged at the close of business on February 17, 2006, and the resultant bank is Busey Bank, N.A. Busey Bank N.A. is a federally-chartered bank headquartered in Port Charlotte, Florida, with eight banking centers serving Lee, Charlotte, and Sarasota Counties in Southwest Florida. Busey Bank N.A. had total assets of $432 million as of June 30, 2006. Busey provides electronic delivery of financial services through Busey e-bank, http://www.busey.com .

     Busey Investment Group is a wholly-owned subsidiary of First Busey Corporation and owns three subsidiaries. First Busey Trust & Investment Co. specializes in asset management and trust services. First Busey Securities, Inc. (member NASD/SIPC) is a full-service broker/dealer subsidiary. Busey Insurance Services, Inc. is a provider of personal insurance products. Busey Investment Group has approximately $2.3 billion in assets under care.

     First Busey Corporation's common stock is traded on the Nasdaq Stock Exchange under the symbol "BUSE." First Busey Corporation has a repurchase program in effect under which it is authorized to purchase up to 750,000 shares of stock.

SOURCE  First Busey Corporation
    -0-                             07/18/2006
    /CONTACT: Barbara Harrington, Chief Financial Officer of First Busey Corporation, +1-217-365-4302/
    /Web site:  http://www.busey.com /
    (BUSE)